NAME OF REGISTRANT

Franklin Templeton Fund Allocator Series
File No. 811-07851

EXHIBIT ITEM No. 77Q1(a): Exhibits





CERTIFICATE OF AMENDMENT
OF
AGREEMENT AND DECLARATION OF TRUST
OF
FRANKLIN TEMPLETON FUND ALLOCATOR SERIES

(changing name from
"Franklin Templeton Fund Allocator Series" to "Franklin Fund Allocator Series")

The undersigned Trustees of Franklin Templeton Fund Allocator Series, a Delaware statutory trust (the "Trust"), constituting a majority of the Board of Trustees of the Trust (the "Trustees"), do hereby certify that:

	FIRST.  	The Trustees deem it desirable to change the
name of the Trust from FRANKLIN TEMPLETON FUND ALLOCATOR SERIES to FRANKLIN FUND ALLOCATOR SERIES.

	SECOND.	Pursuant to the authority granted to the Board of
Trustees in Article IX, Section 1 of the Amended and Restated
Agreement and Declaration of Trust of the Trust adopted
May 21, 2007, as amended to date, such Amended and Restated
Agreement and Declaration of Trust is hereby amended by deleting the name FRANKLIN TEMPLETON FUND ALLOCATOR
SERIES throughout the entire document
(including the cover page and pages 1, 3 and 33) and replacing such name with the name FRANKLIN FUND
ALLOCATOR SERIES, effective as of June 30, 2014.

THIRD. 	This Certificate of Amendment may be signed
in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned Trustees have duly executed this Certificate of Amendment this 14th day of May, 2014.


/s/Harris J. Ashton__________________________
Harris J. Ashton, Trustee

/s/Sam Ginn_____________________________
Sam Ginn, Trustee


/s/Edith E. Holiday__________________________
Edith E. Holiday, Trustee

/s/J. Michael Luttig_________________________
J. Michael Luttig, Trustee


/s/Frank A. Olson___________________________
Frank A. Olson, Trustee

/s/Larry D. Thompson_______________________
Larry D. Thompson, Trustee


/s/John B. Wilson___________________________
John B. Wilson, Trustee

/s/Gregory E. Johnson_______________________
Gregory E. Johnson, Trustee


/s/Rupert H. Johnson, Jr._____________________
Rupert H. Johnson, Jr. Trustee



CERTIFICATE OF AMENDMENT
		TO THE
CERTIFICATE OF TRUST
OF
FRANKLIN TEMPLETON FUND ALLOCATOR SERIES
The undersigned certifies that:
1. The name of the statutory trust is Franklin Templeton Fund Allocator Series (the "Statutory Trust").
2.	The amendment to the Certificate of Trust of the Statutory Trust set forth below (the "Amendment") has been duly authorized by the Board of Trustees of the Statutory Trust:
The First Article of the Certificate of Trust is hereby amended to read as follows:
FIRST: The name of the statutory trust formed hereby is Franklin Fund Allocator Series.

3.	This Certificate of Amendment to the Certificate of Trust
of the Trust shall become effective as of June 30, 2014.
4.	This Amendment is made pursuant to the authority granted
 to the Trustees of the Statutory Trust under Section 3810(b) of the Delaware Statutory Trust Act and pursuant to the authority set forth in the governing instrument of the Statutory Trust.
IN WITNESS WHEREOF, the undersigned, being a Trustee of the Statutory Trust, has duly executed this Certificate of Amendment this 14th day of May, 2014.




/s/Rupert H. Johnson, Jr.______________________
 Rupert H. Johnson, Jr.
 Trustee